Exhibit 10.1

FIFTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

     This Amendment, effective as of October 25, 2004, is made by and between SCHUFF INTERNATIONAL INC., a Delaware corporation, and the other Persons listed in Schedule 1.1 (individually and collectively, the “Borrower”), and WELLS FARGO CREDIT, INC., a Minnesota corporation (the “Lender”).

RECITALS

     The Borrower and the Lender are parties to a Credit and Security Agreement dated as of August 13, 2003, as supplemented by a Post-Closing Items Agreement of that same date, amended by an Amendment to Credit and Security Agreement and Waiver of Defaults dated as of November 3, 2003, amended by a Second Amendment to Credit and Security Agreement dated as of March 26, 2004, amended by a Third Amendment to Credit and Security Agreement dated as of May 14, 2004, and amended by a Fourth Amendment to Credit and Security Agreement dated as of July 16, 2004 (as supplemented, the “Credit Agreement”). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

     The Borrower has requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

     1. Defined Terms. Capitalized terms used in this Amendment, which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

     2. Amendments to Credit Agreement.

          (a) Section 1.1 of the Credit Agreement is amended by changing the definitions of “Borrowing Base” and “Maturity Date” to read as follows:

          “Borrowing Base” means at any time the lesser of:

          (a) the Maximum Line; or

          (b) the sum of:

(i)	100% of Eligible Cash, plus

(ii)	80% of Eligible Accounts, plus

(iii)	90% of the forced liquidation value, as determined by the Lender in its sole and absolute discretion, of the Eligible Equipment, plus

(iv)	70% of the fair market value, as determined by the Lender in its sole and absolute discretion, of the Eligible Real Estate (70% of the fair market value of the Eligible Real Estate on August 13, 2003, as determined by the Lender, being $10,339,000), reduced on the last day of each month beginning August 31, 2003, by an amount equal to $57,438.98 per month.

For purposes of this definition the forced liquidation value of the Eligible Equipment (which the Borrower agrees is not greater than the Eligible Equipment Value on the date of this Agreement for the Equipment listed in Schedule 3.9) shall be reduced on the first day of each month by a level amount necessary to reduce the Eligible Equipment Value to zero in sixty (60) consecutive months beginning September 1, 2003.

“Maturity Date” means June 30, 2008.

          (b) Notwithstanding anything in the Credit Agreement to the contrary, the Borrower may redeem during 2004 bonds issued by the Borrower so long as (a) no Default Period exists and (b) purchases and prepayments of Senior Notes and purchases, redemptions and retirements of the capital stock or other ownership interests of the Borrower do not exceed $4,000,000.00 in such year; provided that purchases, redemptions and retirements of the capital stock or other ownership interests of the Borrower shall not be made, directly or indirectly, from the proceeds of a Revolving Advance or restricted Cash.

     3. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

     4. Conditions Precedent. This Amendment, shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

          (a) The Acknowledgment and Agreement of Guarantors set forth at the end of this Amendment, duly executed by each Guarantor.

          (b) If required by the Lender, a Certificate of the appropriate Officer of the Borrower certifying as to (i) the resolutions of the Directors of the Borrower approving the execution and delivery of this Amendment, (ii) the fact that the Constituent Documents, which were certified and delivered to the Lender pursuant to a certificate of an Officer of the Borrower dated on or about August 13, 2003 continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) certifying that the Officers and agents of the Borrower who have been certified to the Lender, pursuant to a certificate of an Officer of the Borrower dated as of August 13, 2003, as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the Officers and agents of the Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of the Borrower.

          (c) If required by the Lender, an opinion of the Borrower’s counsel as to the matters set forth in paragraphs 5(a) and 5 (b) hereof and as to such other matters as the Lender shall require.

          (d) 19th Avenue/Buchanan Limited Partnership and the other Persons required by such agreement to do so have executed and delivered to the Lender an Amendment to Credit and Security Agreement, in form and substance satisfactory to the Lender, for the purpose of amending the related Credit Facility.

          (e) Such other matters as the Lender may require.

     5. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

          (a) The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

          (b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

          (c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

     6. References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

     7. No Waiver. The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

     8. Release. The Borrower, and each Guarantor by signing the Acknowledgment and Agreement of Guarantors set forth below, each hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower or such Guarantor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

     9. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

     10. Miscellaneous. This Amendment and the Acknowledgment and Agreement of Guarantors may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

WELLS FARGO CREDIT, INC.		SCHUFF INTERNATIONAL, INC., a Delaware corporation

By	/s/ Daniel J. Barkosky
		By	/s/ Scott A. Schuff
Print Name: Daniel J. Barkosky
Its Assistant Vice President			Scott A. Schuff
Its President

SCHUFF STEEL COMPANY, a Delaware corporation

		By	/s/ Scott A. Schuff

Scott A. Schuff
Its President

		By:	/s/ Michael R. Hill

Michael R. Hill
Its: Vice President and CFO

SCHUFF STEEL — PACIFIC, INC., a California corporation

		By:	/s/ Scott A. Schuff

Scott A. Schuff
Its: Vice President

SCHUFF STEEL — ATLANTIC, INC., a Florida corporation

		By:	/s/ Scott A. Schuff

Scott A. Schuff
Its: Vice President

QUINCY JOIST COMPANY, a Delaware corporation

By:	/s/ Scott A. Schuff

Scott A. Schuff
Its: Vice President

SCHUFF STEEL — GULF COAST, INC., a Delaware corporation

By:	/s/ Scott A. Schuff

Scott A. Schuff
Its: Vice President

ON-TIME STEEL MANAGEMENT HOLDING, INC., a Delaware corporation

By:	/s/ Michael R. Hill

Michael R. Hill
Its: Secretary and Treasurer

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS

     Each of the undersigned, a guarantor of the indebtedness of Schuff International, Inc. (the “Borrower”) to Wells Fargo Credit, Inc. (the “Lender”) pursuant to a separate Guaranty dated as of August 13, 2003 (each, a “Guaranty”), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms (including without limitation the release set forth in paragraph 8 of the Amendment) and execution thereof; (iii) reaffirms its obligations to the Lender pursuant to the terms of its Guaranty; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of any of the undersigned and without impairing its liability under its Guaranty for all of the Borrower’s present and future indebtedness to the Lender.

ON-TIME STEEL MANAGEMENT, INC., a Delaware corporation

By:	Randy J. Eskelson

Randy J. Eskelson, President

ON-TIME STEEL MANAGEMENT – NORTHWEST L.L.C., a Delaware limited liability company

By:	/s/ Michael R. Hill

Michael R. Hill, Manager

By:	/s/ Scott Sherman

Scott Sherman, Manager

ON-TIME STEEL MANAGEMENT – COLORADO L.L.C., a Delaware limited liability company

By:	/s/ Michael R. Hill

Michael R. Hill, Manager

By:	/s/ Scott Sherman

Scott Sherman, Manager

SCHEDULE 1.1

Schuff International, Inc., a Delaware corporation

Schuff Steel Company, a Delaware corporation

Schuff Steel — Pacific, Inc., a California corporation

Schuff Steel — Atlantic, Inc, a Florida corporation

Quincy Joist Company, a Delaware corporation

Schuff Steel — Gulf Coast, Inc., a Delaware corporation

On-Time Steel Management Holding, Inc., a Delaware corporation